                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT
                                 (RULE 14A-101)
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant /X/

     Filed by a Party other than the Registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement        / / Confidential for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive Revised Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                      ACCEPTANCE INSURANCE COMPANIES INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------

     (3) Filing Party:

- --------------------------------------------------------------------------------

     (4) Date Filed:

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

                                  [AIC LOGO]
                      ACCEPTANCE INSURANCE COMPANIES INC.
                             222 SOUTH 15TH STREET
                                SUITE 600 NORTH
                                OMAHA, NE 68102
                                 (402) 344-8800

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 30, 1996

To Shareholders:

     Please take notice that the Annual Meeting of Shareholders of Acceptance Insurance Companies Inc. (the "Company") will be held at the Marriott Hotel, 10220 Regency Circle, Omaha, Nebraska, on May 30, 1996, at 10:00 a.m., local time. At the meeting, shareholders will be asked to consider and vote upon the following matters:

     (1) The election of nine directors to hold office until the 1997 Annual Meeting or until the election and qualification of their successors;

     (2) The approval of the 1996 Incentive Stock Option Plan;

     (3) The ratification of the appointment of Deloitte & Touche LLP as the Company's principal independent accountants; and

     (4) Such other matters as may properly come before the Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 22, 1996 will be entitled to vote at the Meeting or any adjournment thereof. A list of shareholders entitled to notice of and to vote at the Meeting will be available for inspection at the offices of the Company during the ten days preceding the Annual Meeting.

                                          By Order of the Board of Directors,
                                          DONN E. DAVIS
                                          Secretary

Omaha, Nebraska

May 6, 1996


                   YOUR VOTE IS IMPORTANT. PLEASE EXECUTE AND
              RETURN THE ENCLOSED PROXY PROMPTLY, IN THE ENCLOSED
               ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT
            AT THE MEETING AND VOTE IN PERSON. IN THE EVENT YOU WISH
                     TO ATTEND THE MEETING, YOU MAY REVOKE
                         YOUR PRIOR PROXY BY SO VOTING.

     The current directors and executive officers of the Company have advised the Company that they intend to vote or cause their affiliates to vote an aggregate of 4,214,500 shares of Common Stock, or approximately 28% of the total outstanding shares, in favor of the nominees for director named herein; the 1996 Incentive Stock Option Plan; and the appointment of Deloitte & Touche LLP as the Company's principal independent public accountant.

                      ACCEPTANCE INSURANCE COMPANIES INC.
                             222 SOUTH 15TH STREET
                                SUITE 600 NORTH
                                OMAHA, NE 68102

                          ---------------------------

                                PROXY STATEMENT
                          ---------------------------

                           MAILING DATE: MAY 6, 1996

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 30, 1996

                                I. INTRODUCTION

     This Proxy Statement is furnished to the shareholders of Acceptance Insurance Companies Inc., a Delaware corporation (the "Company"), in connection with the solicitation of Proxies to be used in voting at the annual meeting of shareholders of the Company to be held at 10:00 a.m., local time, May 30, 1996, at the Marriott Hotel, 10220 Regency Circle, Omaha, Nebraska, or at any adjournments thereof (the "Annual Meeting" or the "Meeting"). The Proxy is being solicited by the Company on behalf of the Board of Directors, and this Proxy Statement, together with the accompanying Proxy, is being mailed to shareholders on or about May 6, 1996.

                               VOTING AND PROXIES

RECORD DATE; VOTING RIGHTS

     Only holders of record of the Company's Common Stock at the close of business on April 22, 1996 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Shareholders of record on the Record Date are entitled to one vote per share on any matter that may properly come before the Annual Meeting. As of the Record Date, there were 15,166,973 shares of Common Stock, $.40 par value, outstanding and entitled to vote. The presence, either in person or by properly executed Proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting.

MATTERS TO BE VOTED UPON; VOTE REQUIRED

     At the Annual Meeting, shareholders will be asked to consider and vote upon the following:

          (1) The election of nine directors to serve until the 1997 Annual Meeting or until the election and qualification of their successors. Nominees receiving a plurality of the votes cast at the Meeting will be elected as directors of the Company.

          (2) The approval of the 1996 Incentive Stock Option Plan. Approval of such plan requires the affirmative vote of a majority of the votes cast at the Meeting.

          (3) The ratification of the appointment of Deloitte & Touche LLP as the Company's principal independent public accountants. Ratification of the appointment of the accountants requires the affirmative vote of a majority of the votes cast at the Meeting.

     Directors and certain executive officers of the Company and their affiliates own 4,214,500 shares of Common Stock, approximately 28% of the total outstanding shares, and have advised the Company that they intend to vote FOR the election of the Director nominees, approval of the 1996 Incentive Stock Option Plan, and the appointment of Deloitte & Touche LLP as the Company's principal independent public accountants.

SOLICITATION OF PROXIES

     Following the original mailing of Proxy soliciting material, directors and officers and other employees of the Company may solicit, without additional compensation, or may engage others to solicit, Proxies by any appropriate means, including personal interview, mail, telephone and facsimile or telegraph. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries, which are holders of record of the Company's Common Stock, to forward Proxy soliciting material to the beneficial owners of such shares, and the Company will reimburse such holders of record for their reasonable expenses incurred in connection therewith.

     Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the Proxy, (ii) duly executing a Proxy relating to the same shares, bearing a later date, and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the Proxy).

BOARD RECOMMENDATION

     Properly executed Proxies will be voted in accordance with shareholder's directions. If no directions are given, Proxies will be voted FOR the election of the director nominees, the proposed 1996 Incentive Stock Option Plan, and the ratification of the appointment of the Company's principal independent public accountants. The Board of Directors recommends a vote FOR each of the matters submitted to shareholders for approval at the Annual Meeting.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Any proposal which a holder of Common Stock intends to present at next year's Annual Meeting of shareholders must have been received by the Secretary of the Company, at the address appearing on the first page of this Proxy Statement, no later than January 2, 1997, in order to be included in the Proxy Statement and the form of a Proxy relating to that meeting.

               II. MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING


     At the Annual Meeting, the shareholders will consider and vote upon: (1) the election of directors who will serve until the 1997 Annual Meeting of Shareholders or until the election and qualification of their successors; (2) the approval of the 1996 Incentive Stock Option Plan; and (3) the ratification of Deloitte & Touche LLP as principal independent public accountants of the Company for 1996.


                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     At the Annual Meeting, shareholders will be asked to elect a board of nine directors to hold office until the 1997 Annual Meeting or until the election and qualification of their successors. The following table sets forth information regarding nominees for election to the Company's Board of Directors. If a nominee is unable to serve or, for good cause, will not serve, the Proxy confers discretionary authority to vote with respect to the election of any person to the board.

NOMINEES

     All of the nominees currently serve as directors of the Company.

                                               POSITION, PRINCIPAL OCCUPATIONS
         NAME AND AGE                              AND OTHER DIRECTORSHIPS
- ------------------------------   ------------------------------------------------------------
Jay A. Bielfield(1), 49.......   Mr. Bielfield has been a director of the Company since
                                 December 1992. Mr. Bielfield is an employee and a member of the Board of Directors of Little Caesar International, Inc.
                                 Mr. Bielfield is a director of Major Realty Corporation and
                                 Detroit Tigers, Inc. Mr. Bielfield serves on the Board of
                                 Governors of Detroit Red Wings, Inc.
Kenneth C. Coon(2), 45........   Mr. Coon is Chairman and Chief Executive Officer of the
                                 Company and has been a director of the Company since
                                 December 1992. He served as Interim Chief Executive Officer of the Company beginning in February 1992, and as Chairman and President from December 1992 until March 1994, whereupon he was elected Chairman and Chief Executive Officer. Mr.
                                 Coon has been President and Chief Executive Officer, and a director, of Acceptance Insurance Holdings Inc. since its
                                 formation and of each of its subsidiaries since their
                                 formation or acquisition; and, since August 1993 has served as a director of The Redland Group, Inc. Mr. Coon also
                                 serves as a director of Dynamic Healthcare Technologies,
                                 Inc. and Major Realty Corporation.
Edward W. Elliott, Jr.(2),
  52..........................   Mr. Elliott has been a director of the Company since
                                 December 1992. Mr. Elliott is Vice-Chairman and Chief
                                 Financial Officer of Franklin Enterprises, Inc., a private investment management firm located in Deerfield, Illinois.
                                 Mr. Elliott also serves as a director of Warehouse Club,
                                 Inc.
Robert LeBuhn(3), 63..........   Mr. LeBuhn has been a director of the Company since December
                                 1992. Mr. LeBuhn is a private investor. He was Chairman of
                                 Investor International (U.S.), Inc., an investment firm in
                                 New York, New York, until September 1994. Mr. LeBuhn serves as a director of USAir Group, Inc., Cambrex Corp., New
                                 Jersey Steel, Enzon, Inc. and Lomas Financial Corp. Mr.
                                 LeBuhn also serves as Chairman of Lomas Financial Corp.
Michael R. McCarthy(2), 44....   Mr. McCarthy has been a director of the Company since
                                 December 1992. Mr. McCarthy has been Chairman and a director of McCarthy & Co., a firm engaged in the investment banking business in Omaha, Nebraska, since it was organized in 1986.
                                 He is also a director and Chairman of McCarthy Group, Inc., which is an investment and merchant banking firm and the
                                 parent of McCarthy & Co. Mr. McCarthy also serves as a
                                 director of Major Realty Corporation.
John P. Nelson(2), 55.........   Mr. Nelson has been President and Chief Operating Officer of the Company since March 1994, and a director since August
                                 1993. Mr. Nelson serves as either Chairman or President and a director of The Redland Group, Inc., and its insurance
                                 subsidiaries, Redland Insurance Company, American Growers
                                 Insurance Company, Agro International, Inc., American
                                 Agrisurance, Inc., American Agrijusters Co., Crop Insurance
                                 Marketing, Inc., and U.S. Ag Insurance Services, Inc., all
                                 of which are subsidiaries of the Company. Since August 1993 he has served as a director of Acceptance Insurance Holdings
                                 Inc. and each of its subsidiaries.

                                               POSITION, PRINCIPAL OCCUPATIONS
         NAME AND AGE                              AND OTHER DIRECTORSHIPS
- ------------------------------   ------------------------------------------------------------
R. L. Richards(1), 47.........   Mr. Richards has been a director of the Company since
                                 January 1991. Mr. Richards serves as Managing Director of
                                 RDT Limited, a private investment company located in Dublin,
                                 Ohio. Prior to the organization of RDT Limited in December
                                 1994, he served as President and director of its
                                 predecessors and has held various positions with those
                                 companies since 1978. He is a director and Secretary of
                                 Clinton Gas Systems, Inc.
David L. Treadwell(3), 41.....   Mr. Treadwell has been a director of the Company since
                                 December 1992. Mr. Treadwell has been director, Chairman and
                                 Chief Executive Officer of Major Realty since March 1992.
                                 Mr. Treadwell also is President of Heritage Network,
                                 Incorporated which is responsible for a portfolio of
                                 investments, including operating businesses in automotive
                                 supply, newspaper publishing, real estate development and
                                 residential construction.
Doug T. Valassis(3), 43.......   Mr. Valassis has been a director of the Company since
                                 December 1992. Mr. Valassis is President and Chief Operating
                                 Officer of Franklin Enterprises, Inc., an investment
                                 management firm in Deerfield, Illinois. Mr. Valassis also
                                 serves as a director of Warehouse Club, Inc., and Lindner
                                 Investments, Massachusetts Trust, a complex of six
                                 investment funds; Mr. Valassis serves as director for each of the six funds.

- -------------------------
(1) Member of the Audit Committee of the Company.

(2) Member of the Executive Committee of the Company.

(3) Member of the Compensation Committee of the Company.

                  PROPOSAL 2 -- APPROVAL OF THE 1996 INCENTIVE
                               STOCK OPTION PLAN

     There will be presented to the shareholders at the Annual Meeting a proposal to approve the 1996 Incentive Stock Option Plan (the "1996 Plan"). A copy of the Plan is set forth as Annex A hereto. The 1996 Plan is intended as a means of reinforcing the commonality of interest between the Company's shareholders and its officers, directors and key employees, and as an aid in attracting and retaining officers, directors and key employees of outstanding abilities and specialized skills. The Board of Directors has determined that it is in the interest of the Company and its shareholders to provide for such Plan, and has determined that 1,500,000 shares of the Company's Common Stock shall be set aside for issuance to officers and key employees under the Plan. Also included in the 1996 Plan are shares reserved for continuation of the non-employee directors' grant program (described below) which has enabled the Company to retain current directors, and will permit the Company to attract new directors when necessary, with the experience and expertise necessary to facilitate the achievement of corporate goals and objectives. If the 1996 Plan is approved by the shareholders, the Board of Directors intends to terminate the 1992 Incentive Stock Option Plan (the "1992 Plan") as to future grants.

     In 1992, the Company began awarding incentive stock options in order to continue to provide certain management personnel employed by the Company and its subsidiaries the opportunity to acquire a stake in the growth of the Company. Generally, under the 1992 Plan, options were to be granted to an eligible employee based on the Compensation Committee's assessment of such employee's ability to contribute materially to the growth and development of the Company and its subsidiaries. The option exercise prices of options to be granted under the 1992 Plan were to be determined by the Company's Board of Directors at the time an option is granted, but in no event could such prices be less than the fair market value of the Common Stock on the date of grant. An option became exercisable one year after the date of grant, expired three years after the date of grant, and was not be transferable or assignable other than by will or by the laws of descent and distribution. No options were granted under this Plan.

     The Company's board of directors adopted amendments to the 1992 Plan (the "Amended 1992 Plan") on June 10, 1993, which amendments were approved by shareholders at the 1994 Annual Meeting. The 1992 Plan generally remained unchanged, with several exceptions. First, the Amended 1992 Plan provided for an annual award to each non-employee director of an option to purchase 1,500 shares of the Common Stock of the Company. As with options granted to employees, the exercise prices for options granted to non-employee directors were determined by the Company's board of directors at the time an option is granted, but could not be less than the fair market value of the Common Stock on the date the option is granted. Each non-employee director option vested and became exercisable immediately upon the expiration of such director's then current term as a director. The second change was the addition of a vesting requirement for employee options, with options granted under the Amended 1992 Plan becoming exercisable in annual increments of 25% beginning one year following the date of grant. Third, the term of the options was extended to ten years from the date of grant. Fourth, the board adopted amendments intended to comply with new rules promulgated by the Securities and Exchange Commission pertaining to short-swing trading by insiders.

     The practice under the amended 1992 Plan has been for the Compensation Committee to annually consider grants to eligible Participants. The 1996 Plan is designed to recruit and retain executive officers and key employees and also to more closely align their interests with the long-term goals of shareholders to achieve growth in share values. This goal is to be met by Option Grants for extended years, rather than annual grants, and tying exercisability to attainment of pre-set stock trading price levels.

     The 1996 Plan being presented for shareholder approval authorizes the Compensation Committee to grant stock option awards in its discretion to key employees (including officers and employee directors) of the Company, and to determine the exercise price (which may not be less than the fair market value of the shares on the date the options are granted). Options granted to officers and key employees under the 1996 Plan shall vest and become exercisable not later than ten years after the date of grant, subject to the requirement that the Option (i) will become exercisable in not less than five equal annual installments, and (ii) will become exercisable at such times only if the trading price for the Common Stock has reached the Target Traded Price. The Target Traded Price shall require an annual increase in the trading price of the Common Stock of not less than fifteen percent compounded annually. In the event that the Target Traded Price has not been achieved at any annual anniversary date of the Option, then Options otherwise exercisable may, subject to any limitations imposed by the Code, become exercisable at any subsequent annual anniversary date when the Target Traded Price for such subsequent anniversary date has been achieved. The Committee, in its discretion, may impose further restrictions on the exercisability of the Options not inconsistent with the provisions of the Plan and the Code. No Option may be exercisable more than ten years after the date of grant. The Options may be either Incentive Stock Options or Non-Qualified Stock Options as determined by the Committee and no employee may be awarded Options which permit the purchase during any twelve-month period of more than 100,000 shares of Common Stock.

     Neither the number of individuals who will be selected to receive awards nor the size of the awards that will be approved by the Compensation Committee can be determined at this time. In 1995 there were approximately sixteen officers and key employees (including the Named Executive Officers) who would have been eligible to participate in the 1996 Plan. The number of eligible participants may vary in the future.

     The criteria used by the Compensation Committee to award options under the 1996 Plan is not expected to materially differ from the criteria used under the Amended 1992 Plan. The following table sets forth information with respect to options granted under the Amended 1992 Plan to the persons designated during the year ended December 31, 1995.


                       NAME AND POSITION                           DOLLAR VALUE*    NUMBER OF UNITS
- ----------------------------------------------------------------   -------------    ---------------
Kenneth C. Coon.................................................      $ 14.50         70,000 Shares
  Chairman and Chief Executive Officer
John P. Nelson..................................................        14.50         30,000 Shares
  President and Chief Operating Officer
Richard C. Gibson...............................................          N/A            None
  Executive Vice President, The Redland Group
Bruce W. Slaughter..............................................          N/A            None
  Senior Vice President, Redland Insurance Company
Thomas D. Stamm.................................................        14.50         10,000 Shares
  Senior Vice President, Acceptance Insurance Company
All Current Executive Officers as a Group (13 persons)..........        14.50        195,000 Shares
Non-Employee Director Group (7 persons).........................       13.875         10,500 Shares
Non-Executive Officer Employee Group (3 persons)................        14.50         30,000 Shares


- -------------------------
* This figure represents the exercise price of the options, which is equal to the fair market value of the shares of Common Stock at the date of grant of the option. The value of the options is the difference between the value of the underlying Common Stock and the exercise price.

NON-EMPLOYEE DIRECTORS' PROGRAM

     The Board, at its June 10, 1993 meeting, adopted an option grant program for non-employee directors. Under the program, which was approved by shareholders at the 1994 Annual Meeting of Shareholders as part of the Amended 1992 Plan, each non-employee director will receive annually a grant of options to purchase 1,500 shares of Common Stock. Each such option will have an exercise price equal to the closing price of the Company's Common Stock on the date of grant. Options granted to non-employee directors shall be nonqualified options with a ten year term. Each option will become exercisable upon the expiration of such director's then current term as director. Options awarded under the program shall not be subject to the performance criteria described above. The Board of Directors has determined that it is in the interest of the Company and its shareholders to continue the director's program under the 1996 Plan.

     The number of shares of Common Stock subject to stock options expected to be awarded in 1996 in respect of all current non-employee directors as a group is 10,500. There are currently seven non-employee directors. The number of non-employee directors who will participate in the Non-Employee Directors' Program in the future will vary from year to year. Employees of the Company or a subsidiary are not eligible to receive grants under the Non-Employee Directors' Program of the 1996 Plan.

GENERAL PROVISIONS

     Subject to limitations which may be imposed by the Committee at the time of grant, an option may be exercised, in whole or in part, at any time and from time to time prior to its termination, provided that the pre-set Common Stock trading levels have been achieved. Options granted under the 1996 Plan are not transferable except by will or the laws of descent and distribution and are exercisable during the optionee's lifetime only by the optionee. The number of shares of Common Stock and the exercise price of any option issuable under the 1996 Plan are subject to adjustment in the case of stock splits, stock dividends, reorganizations and similar events.

     The Committee has the right to modify, amend, suspend or terminate the 1996 Plan in any respect and, with the consent of the optionee, may change the terms and conditions of outstanding options, provided that without stockholder approval no amendment may be made which would, (i) change the class of employees eligible to receive options, (ii) increase the total number of shares which may be purchased under the 1996 Plan, except as referred to above, (iii) extend the termination date of the 1996 Plan, (iv) extend beyond ten years from the date of grant the period during which options may be exercised, (v) reduce the exercise price of any option, except as referred to above, or (vi) otherwise materially increase the benefits accruing to participants under the 1996 Plan. The 1996 Plan will terminate on May 29, 2006, unless sooner terminated by the Board of Directors.

     In the event an optionee's employment with the Company or a subsidiary terminates for any reason other than death or disability, the optionee or his representative will generally have three months after the termination within which to exercise an Incentive Stock Option and twelve months to exercise a Non-Qualified Stock Option to the extent it was exercisable at the date of termination, but in no event will the option be exercisable beyond its stated term. In the event an optionee's employment with the Company or a subsidiary terminates due to permanent disability or death, the optionee or his representative will generally have one year within which to exercise an Incentive Stock Option or Non-Qualified Stock Option to the extent it was exercisable at the date of termination, but in no event will an Option be exercisable beyond its stated term.


     In the event a non-employee director ceases to serve as a director of the Company due to death, disability or retirement, any option held by such director will remain exercisable, to the extent exercisable at the date of termination, for a period of one year after termination or the remainder of the option term, if shorter. Any options which are not exercisable as of the date the director terminates service will be canceled as of such date. In the event a non-employee director ceases to serve as a director of the Company for any other reason, options exercisable on the date of termination may be exercised within three months from the termination date or the remainder of the option term, if shorter.


FEDERAL INCOME TAX CONSEQUENCES

     Upon exercise of non-qualified options granted under the 1996 Plan, ordinary income is generally realized by the optionee in an amount equal to the difference between the exercise price and the fair market value on the exercise date and the Company is entitled to a deduction in an equivalent amount at the time of such exercise. In the event of any subsequent sale of such shares, gain would be recognized equal to the amount, if any, by which the sale price exceeds the tax basis of such shares. Such gain would be long-term or short-term capital gain, depending upon the period of time during which the shares were held following the date of exercise. Unlike non-qualified options, an optionee generally does not recognize taxable income upon exercise of an ISO and the Company is not entitled to any deduction. An optionee will receive long-term capital gain or loss treatment upon the sale of shares purchased through exercise of an ISO if such shares are held for more than two years after the grant of the ISO (and one year after the date of exercise). If such shares are disposed of prior to such time, the optionee will generally realize ordinary income equal to the difference between (i) the lesser of (x) the amount, if any, realized on the disposition and (y) the fair market value of the shares of Common Stock on the exercise date and (ii) the exercise price. Any such ordinary income recognized by the optionee is deductible by the Company.


     To the extent the aggregate fair market value of the shares of stock with respect to which ISO's are exercisable for the first time by a participant under the 1996 Plan and any other plan of the corporation, in any calendar year, shall exceed $100,000 (or such other individual employee maximum as may be in effect from time to time under the Internal Revenue Code on the date of grant), such options shall be deemed non-qualified Options. The Company's Common Stock traded at a level of $15.125 per share just prior to the date of this Proxy Statement.


     Approval of the adoption of the 1996 Plan requires the affirmative vote of a majority of all shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting of Shareholders.

       PROPOSAL 3 -- RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Deloitte & Touche LLP as independent public accountants of the Company for 1996. The appointment of independent public accountants by the Board of Directors is submitted for ratification by the shareholders. Although shareholder approval is not required, if the shareholders do not ratify the appointment, the Board of Directors will reconsider the matter.

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions presented by shareholders.

               III. INFORMATION ABOUT THE COMPANY, DIRECTORS AND
                               EXECUTIVE OFFICERS

           MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES THEREOF

     The Board of Directors met seven times and took action by unanimous consent on one occasion in 1995. All of the nominees for director served on the Board of Directors throughout 1995. There are three committees of the Board, an Executive Committee, an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee.

     The Executive Committee may exercise certain limited powers of the Board of Directors. It did not meet in 1995. The Audit Committee has authority to review internal audit and financial controls, and to recommend to the Board the independent public accountants to serve as auditors, review with the independent auditors the annual audit plan, the financial statements, the auditor's report and their evaluation and recommendations concerning the Company's internal controls and approve the types of professional services for which the Company may retain the independent auditors. The Audit Committee met twice in 1995. The Compensation Committee reviews the compensation of the executive officers of the Company, and makes recommendations to the Board of Directors regarding such compensation and awards under the various compensation plans adopted by the Company. The Compensation Committee met twice in 1995.

     During 1995, each director participated in at least 75% of the meetings or actions by consent of the Board of Directors and each committee on which he sat.

                           COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are not full-time employees of the Company receive an annual retainer of $10,000 plus $1,000 for attendance at each meeting of the Board of Directors and $1,000 for attendance at each meeting of a Committee on which the director sits occurring other than on a day when the directors meet, and $500 for each such meeting occurring on a day when the directors meet. Non-employee directors who serve as Chairman of a Board Committee, receive an additional $3,000 annual retainer.

     Messrs. Bielfield, Coon and McCarthy are directors, and Mr. Treadwell is Chairman and Chief Executive Officer and a director, of Major Realty Corporation ("Major Realty"). Non-employee directors of Major Realty are paid $2,500 for each meeting of directors attended in person. Mr. Treadwell is employed on a month-to-month basis under an Employee Lease Agreement with Mr. Treadwell's primary employer, Heritage Network, Incorporated ("Heritage"). Under the Employee Lease Agreement, Mr. Treadwell is required to devote such time to his duties as Chief Executive Officer of Major Realty as he and the Major Realty Board determine to be necessary, and through April 1, 1996, Major Realty paid to Heritage $100,000 annually for Mr. Treadwell's services. Effective April 1, 1996, the Employee Lease Agreement was extended for one additional year, and compensation for Mr. Treadwell's services as Chief Executive Officer was reduced to $25,000. Major Realty will pay an additional $75,000 success fee if Mr. Treadwell sells the remaining assets of Major Realty by the scheduled termination date of the Employee Lease Agreement. Major Realty also has granted to Mr. Treadwell an option to purchase, during a period ending 10 days after termination of his employment by Major Realty, termination of the Employee Lease Agreement, or a change of control of Major Realty, 100,000 shares of Major Realty common stock for $2.7679 per share.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Treadwell, a director and member of the Compensation Committee, is Chairman, Chief Executive Officer and a director of Major Realty Corporation. Mr. Coon, Chairman, Chief Executive Officer and a director of the Company, is a director of Major Realty Corporation. See "Compensation of Directors" for information with respect to compensation paid to or on behalf of Mr. Treadwell by Major Realty Corporation in 1995. Mr. Coon receives $2,500 per meeting as director fees from Major Realty Corporation, and received $5,000 in 1995. Major Realty does not have a compensation committee, and compensation issues are determined by its Board of Directors.

                               EXECUTIVE OFFICERS

     The individuals identified below are the executive officers of the Company who have been appointed by the Board of Directors and who served in the capacities indicated at December 31, 1995. Executive officers normally are appointed annually by the Board of Directors and serve at the pleasure of the Board.

Kenneth C. Coon, 45..............   Chairman and Chief Executive Officer of the Company and a
                                    director of the Company since December 1992. He served as
                                    Interim Chief Executive Officer of the Company beginning
                                    in February 1992, and as Chairman and President from
                                    December 1992 until March 1994, whereupon he was elected
                                    Chairman and Chief Executive Officer. Mr. Coon has been
                                    President and Chief Executive Officer and a director of
                                    Acceptance Insurance Holdings Inc. since its formation and of each of its subsidiaries since their formation or
                                    acquisition; and, since August 1993 has served as a
                                    director of The Redland Group, Inc. Mr. Coon also serves
                                    as a director of Dynamic Healthcare Technologies, Inc. and
                                    Major Realty Corporation.
John P. Nelson, 55...............   President and Chief Operating Officer of the Company since
                                    March 1994, and a director since August 1993. Mr. Nelson
                                    serves as either Chairman or President and a director of
                                    The Redland Group, Inc., and its insurance subsidiaries,
                                    Redland Insurance Company, American Growers Insurance
                                    Company, Agro International, Inc., American Agrisurance,
                                    Inc., American Agrijusters Co., Crop Insurance Marketing,
                                    Inc., and U.S. Ag Insurance Services, Inc., all of which
                                    are subsidiaries of the Company. Since August 1993 he has
                                    served as a director of Acceptance Insurance Holdings Inc.
                                    and each of its subsidiaries.
G. Thomas Bolton, 50.............   Senior Vice President, Claims since January 1996. Mr.
                                    Bolton came to Acceptance from Arthur Andersen LLP, where
                                    he was a Property and Casualty Claims Consultant. Prior to
                                    that time he was the Eastern Territorial Claim Executive
                                    and Assistant Vice President for the Home Insurance Group.
Greg D. Ewald, 42................   Senior Vice President of Underwriting of the Company since
                                    October 1993. Mr. Ewald has been Vice President of
                                    Underwriting for Acceptance Insurance Company and
                                    Acceptance Indemnity Insurance Company since April 1990.
                                    Prior thereto, Mr. Ewald was Vice President, Treaty
                                    Underwriting, at Underwriters Reinsurance Company.
William J. Gerber, 38............   Vice President, Investments and Investor Relations of the
                                    Company since December 1992, and of Acceptance Insurance
                                    Holdings Inc. since July 1, 1991. Beginning in August
                                    1987, he was Director of Financial Reporting and
                                    Acquisitions for the Company. Prior thereto, he was a
                                    certified public accountant with Coopers & Lybrand.

Richard C. Gibson, 60............   Executive Vice President of the Redland Group, Inc., since
                                    August 1993, and effective January 1996, President of
                                    American Growers and Chairman of American Agrisurance,
                                    Inc., a wholly-owned marketing subsidiary of the Company.
                                    Mr. Gibson served as President of American Agrisurance,
                                    Inc., from its formation in November 1976 until January
                                    1996. From 1973 through 1976, Mr. Gibson was Vice
                                    President and Marketing Manager of Blakley Crop Hail and
                                    prior to that time, from 1964 through 1973 Branch Manager
                                    of the Crop Division of the Insurance Company of North
                                    America.
Robert W. Haney, 54..............   Senior Vice President of Claims of the Company since July
                                    1993. For the prior 11 years, Mr. Haney was Assistant Vice
                                    President of Claims for Empire Fire & Marine Insurance
                                    Company.
Joseph P. Hutelmyer, 42..........   President and Chief Operating Officer of Seaboard
                                    Underwriters, Inc., from October 1991 until February 1996.
                                    He was Senior Vice President of Seaboard from January 1986 to October 1991, and had been employed with Seaboard since
                                    1981. Mr. Hutelmyer resigned and terminated all positions
                                    with the Company and its subsidiaries effective February
                                    1996.
Peter A. Knolla, 48..............   Assistant Secretary of the Company since December of 1992.
                                    He has been Secretary of the majority of the Acceptance
                                    subsidiaries since July of 1991. Prior to that time he was associated with the Central National Insurance Group and
                                    Empire Insurance Companies for fifteen years.
Douglas E. Larson, 46............   Vice President of Underwriting of the Company since August
                                    1993. Prior to that, Mr. Larson was Vice President of
                                    Underwriting for Redland Insurance Company. He has also
                                    held the position of Director of Insurance Operations,
                                    Special Accounts Division for National Farmers Union
                                    Insurance Companies.
Georgia M. Mace, 46..............   Treasurer and Chief Financial Officer of the Company since
                                    May 1992. Ms. Mace has been Treasurer and Chief Financial
                                    Officer of Acceptance Insurance Company since its
                                    formation and of each of the Acceptance subsidiaries since their formation or acquisition. She also has served as a
                                    director of Acceptance Insurance Company and Phoenix
                                    Indemnity Insurance Company since their formation. Ms.
                                    Mace formerly was Treasurer of Cornhusker Casualty, a
                                    division of Berkshire Hathaway.
George P. Mang, 65...............   Senior Vice President and Chief Operating Officer of
                                    Phoenix Indemnity since April 1994. Mr. Mang served as
                                    Secretary of Phoenix Indemnity from its organization in
                                    1988 until 1994. Prior to that time, Mr. Mang was
                                    Executive Vice President of Statewide Insurance for 25
                                    years.
Bruce W. Slaughter, 59...........   Senior Vice President of Redland Insurance Company since
                                    October of 1995. Prior to coming with Acceptance Insurance
                                    Companies in October of 1994, Mr. Slaughter was Executive
                                    Vice President of Home Insurance Company. Prior to that
                                    time he was Vice President with Chubb Insurance Group,
                                    having been with them for a period of 24 years.

Raymond N. Siebert, 48...........   Vice President of Administration for the Company since May
                                    1995. Prior to that, Mr. Siebert was an Assistant Vice
                                    President for Systems and Operations for the Home
                                    Insurance Company. Mr. Siebert held various administrative and operations support positions at Home Insurance for 13
                                    years. He has also held positions in a similar capacity
                                    for the IL. FAIR Plan, Chubb and Son, and Allstate
                                    Insurance Co., dating back to 1975.
Joseph G. Smith, 41..............   Vice President of Budget, Audit and Strategic Planning
                                    since August 1993. Mr. Smith served as Vice President and
                                    Treasurer of Redland Insurance Company from September 1982 to October 1994. Prior to joining Redland, Mr. Smith
                                    worked as a certified public accountant with Ernst &
                                    Whinney for six years.
Thomas D. Stamm, 49..............   Senior Vice President of Acceptance Insurance Company
                                    since October 1993. Prior to that time, Mr. Stamm was a
                                    founding officer and Senior Vice President of Underwriting for the Scottsdale Insurance Company. Prior to that time,
                                    Mr. Stamm was a Vice President of Underwriting for Great
                                    Southwest Fire Insurance Company for 10 years.
John R. Svoboda, 43..............   Vice President of Regulatory Affairs for the Company since
                                    July 1991. He has been with the Company since 1987. For
                                    the prior 13 years Mr. Svoboda was a Senior Examiner with
                                    the Nebraska Department of Insurance.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth for each of the three years ended December 31, 1995, the compensation paid by the Company to its Chief Executive Officer and the four most highly compensated executive officers receiving total compensation in excess of $100,000 annually.

                           SUMMARY COMPENSATION TABLE


                                                                         LONG TERM
                                       ANNUAL COMPENSATION             COMPENSATION
                                  ------------------------------   ---------------------
                                                                    DEFERRED
            NAME AND                                               CASH BONUS    OPTION         OTHER
       PRINCIPAL POSITION         YEAR      SALARY      BONUS(1)   PAYABLE(2)      (#)     COMPENSATION(3)
- --------------------------------  ----     --------     --------   -----------   -------   ---------------
Kenneth C. Coon.................  1995     $270,000     $183,163     $166,163     70,000       $ 8,696(4)
  Chairman, Chief Executive       1994      259,375       45,500       62,500     50,000         7,310(4)
  Officer and Director            1993      250,300       88,000           --     74,000        11,575(4)
John P. Nelson..................  1995      247,500       94,160       94,160     30,000            --
  President, Chief Operating      1994      228,982       11,000       11,000         --            --
  Officer and Director            1993(5)    84,002           --           --         --            --
Richard C. Gibson...............  1995      199,388       23,400       23,400         --            --
  Executive Vice President,       1994      195,239           --           --         --            --
  The Redland Group, Inc.         1993(5)    84,564           --           --         --            --
Bruce W. Slaughter..............  1995      163,400           --           --         --            --
  Senior Vice President,          1994       33,458(6)        --           --         --            --
  Redland Insurance Company       1993           --           --           --         --            --
Thomas D. Stamm.................  1995      146,466       22,078       22,078     10,000         3,371
  Senior Vice President,          1994      131,000       25,000           --     10,000            --
  Acceptance Insurance Company    1993       52,408(7)    10,000           --         --            --


- -------------------------
  (1) Reflects amounts paid under the Management Incentive Compensation Plan (the "Plan") adopted by the Company pursuant to which cash bonuses may be awarded to executives and key employees of the Company and its subsidiaries measured principally on Company earnings and individual performance. Under the Plan, the amount of cash bonus earned is payable over a three-year period, provided the bonus recipient remains employed by the Company.

  (2) The amounts reflect cash bonuses earned by the named executive officers and payable in the next year.

  (3) Except where indicated, these amounts reflect the Company's contribution on behalf of such persons to Defined Contribution Plans maintained by the Company.

  (4) Includes $5,000 paid to Mr. Coon in each of 1995 and 1994, and $2,500 in 1993 as director fees by Major Realty Corporation, the 33.1% subsidiary of the Company.

  (5) Messrs. Nelson and Gibson became employed by the Company following the acquisition of The Redland Group, Inc., effective July 1, 1993.


  (6) Mr. Slaughter became employed by the Company in October 1994.



  (7) Mr. Stamm became employed by the Company in August 1993.

     The following table sets forth information concerning options granted by the Company to its Chief Executive Officer and the named executive officers during the fiscal year ended December 31, 1995. The Company did not grant any stock appreciation rights in 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                 INDIVIDUAL GRANTS                                            POTENTIAL
- ------------------------------------------------------------------------------------      REALIZED VALUE AT
                                                % OF TOTAL                                  ASSUMED ANNUAL
                                 NUMBER OF       OPTIONS                                 RATES OF STOCK PRICE
                                SECURITIES      GRANTED TO    EXERCISE                       APPRECIATION
                                UNDERLYING      EMPLOYEES     OR BASE                      FOR OPTION TERM
                                  OPTIONS       IN FISCAL      PRICE      EXPIRATION    ----------------------
            NAME               GRANTED(#)(1)       YEAR        ($/SH)        DATE        5%($)        10%($)
- ----------------------------   -------------    ----------    --------    ----------    --------    ----------
Kenneth C. Coon.............   70,000 Shares       32.9%       $14.50       6/2/2005    $638,260    $1,617,700
John P. Nelson..............   30,000 Shares       14.1         14.50       6/2/2005     273,540       693,300
Richard C. Gibson...........       None              --            --             --          --            --
Bruce W. Slaughter..........       None              --            --             --          --            --
Thomas D. Stamm.............   10,000 Shares        4.7         14.50       6/2/2005      91,180       231,100


- -------------------------
(1) Twenty-five percent of these options vest one year from the date of grant and 25% annually thereafter, provided that the option holder remains employed by the Company.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                             FY-END OPTIONS VALUES


                                    SHARES                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED*
                                   ACQUIRED                     UNDERLYING UNEXERCISED             IN-THE-MONEY
                                      ON                              OPTIONS AT                    OPTIONS AT
                                   EXERCISE      VALUE                 FY-END(#)                     FY-END($)
               NAME                  (#)      REALIZED($)      EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
- ---------------------------------- --------   ------------   -----------------------------   -------------------------
Kenneth C. Coon
Chairman, Chief Executive
  Officer.........................   None          N/A       100,646 Exercisable Options             $ 535,825
                                                             101,000 Unexercisable Options             197,875
John P. Nelson
President, Chief Operating
  Officer.........................   None          N/A       No Exercisable Options                        N/A
                                                             30,000 Unexercisable Options               30,000
Richard C. Gibson
Executive Vice President,
The Redland Group, Inc. ..........   None          N/A       None                                          N/A
Bruce W. Slaughter
Senior Vice President
Redland Insurance Company ........   None          N/A       None                                          N/A
Thomas D. Stamm
Senior Vice President Acceptance
Insurance Company.................   None          N/A       5,000 Exercisable Options                  20,625
                                                             15,000 Unexercisable Options               30,625


- -------------------------
* Calculated as the difference between the option exercise price and the closing price per share on the New York Stock Exchange on December 31, 1995.

EMPLOYMENT AGREEMENTS

     Kenneth C. Coon, Chairman and Chief Executive Officer of the Company, is employed under an employment agreement. Under this agreement, upon termination of his employment without cause or in certain circumstances by him, the Company is obligated to pay him the amount of his base salary remaining payable over the balance of his employment term (currently ending December 31, 1997, subject to annual automatic one year extensions), the amount of his highest annual cash bonus multiplied by the number of full and partial years remaining in his employment term, and the amount of any incentive, profit-sharing bonus, stock option or other plan accrued on his behalf. Similar payments are due upon the death or disability of Mr. Coon.

     John P. Nelson and Richard C. Gibson, respectively the President and Chief Operating Officer of the Company, and Executive Vice President of The Redland Group, Inc., one of the Company's subsidiaries, are each employed pursuant to substantially identical employment agreements for a term currently ending December 31, 1997, but subject to annual automatic one-year extensions, unless terminated by either party upon 45 days notice prior to each January 1.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     During 1993, the Committee developed the current compensation program covering the Company's Chief Executive Officer, and other executive officers and key employees. Compensation is composed of a combination of salary, incentive cash bonuses and stock option grants. The Committee believes that, when operating goals established for the Company are met, it is in the Company's best interest to maintain the level of experienced executives and key employees who delivered such results by allowing such persons to participate in the Company's profits.

     The Company intends that the salary portion of executive compensation, while intended to be competitive in the market place for comparable companies, is not intended as the principal vehicle for rewarding high-level performance by such executives. Rather, over time, the compensation policy will limit salary increases largely to reflect inflation and increased responsibility. An incentive compensation plan (the "Management Incentive Compensation Plan" or the "Plan"), calling for the payment of cash bonuses in accordance with the provisions of the Plan, will be the vehicle for rewarding superior performance.

     The Management Incentive Compensation Plan includes the following:

          (a) Early each year, the Committee, working with the Chief Executive Officer and other key executives, will establish overall Company performance goals, as a target net earnings per share for the year. The Committee, working with the Chief Executive Officer, also will set individual performance goals for executives and key employees at the staff and operating division levels, which are tied to the Company's strategic plan for that year. These individual performance goals are intended to be objective and identifiable in order to measure the degree of performance by the executives and key employees.

          (b) The maximum bonus payable is established as a percentage of base salary which ranges from 200% for the Chief Executive Officer down to 20% for lower level, key employees. There also is established, as a percentage of bonus payable, the extent to which the amount of bonus will be based upon meeting Company goals, and the extent to which the bonus will be based upon meeting individual goals; with 20% of the maximum bonus payable to remain at the discretion of the Committee. Attainment of Company goals is weighted more heavily for senior executives (70% for the Chief Executive Officer), while individual goals are weighted more heavily for executives and key employees at the staff and division levels.

          (c) The Plan ties the amount of bonus payable, as a percentage of the total maximum, to an analysis of the degree to which goals are met, exceeded or not met. This formula calls for payment of 75% of the maximum bonus where 100% of the goals are achieved; an additional 1% of maximum bonus for each 1% that the goals are exceeded (up to the maximum amount of bonus); a reduction of 2% of maximum bonus for each 1% below 100% attainment of goals; with no bonus payable if less than 75% of goals are obtained.

     Incentive bonuses are payable over a three year period, with the first such payment to be made within 120 days following the end of the applicable year as to which the incentive bonus is earned and calculated, and on a like day each year thereafter. Incentive bonuses in the aggregate may not exceed 10% of the Company's net income for the year.

     The Company has adopted an Executive Deferred Compensation Plan (the "Plan") which will commence June 1, 1996. The Plan is a non-qualified deferred compensation arrangement pursuant to which eligible employees may defer compensation by having the Company pay over to the Plan and defer income tax liability on the deferred amounts until the compensation is received by them. Only highly compensated (in excess of $66,000.00 annually) or key management employees selected by the Board of Directors of the Company and who elect to participate in the Plan are eligible under the Plan.

     The Committee believes that incentive stock options remain an important aspect of executive compensation, particularly for the Chief Executive Officer, Chief Operating Officer and senior executives. At present, the award of incentive stock options is made at the discretion of the Committee, although the Chief Executive Officer is consulted with respect to the grant of stock options to his staff. The Committee is recommending adoption of a new incentive stock option plan which the Committee believes will enhance the commonality of interest between the Company and its executive officers and key employees. See "Proposal 2 -- Approval of the 1996 Incentive Stock Option Plan."

     The Committee has not yet adopted a policy with respect to qualifying compensation paid to executive officers under Section 162(m) of the Internal Revenue Code. The Committee deems it unnecessary at this time to adopt such a policy, as it does not consider it eminent that annual compensation to any executive officer will exceed $1 million. The Committee does, however, intend to monitor executive compensation, including the value of compensation which may ultimately be received by executive officers, including the Chief Executive Officer, comprised of salary, cash bonuses and receipt of values under stock option grants, and will address a policy to qualify compensation paid to executive officers under Section 162(m) of the Internal Revenue Code at the time it deems it necessary to do so.

     In all respects, the action of the Compensation Committee is subject to approval by the Board of Directors. For the calendar year 1995, the Board of Directors awarded the Chief Executive Officer a 4% salary increase and an incentive bonus of $361,988. The Board based the Chief Executive Officer's incentive bonus on the aforementioned criteria, with the Company having achieved over 125% of its target earnings per share for 1994. The Board also exercised its discretion to award the Chief Executive Officer an option to purchase 70,000 shares of Common Stock at $14.50, pursuant to the Amended 1992 Plan.

     Members of the Compensation Committee are:

        Robert LeBuhn, Chairman
        David L. Treadwell
        Doug T. Valassis

                            STOCK PERFORMANCE GRAPHS

     The Company has undergone a substantial reorganization, changing its business from the citrus and real estate business activities in which it had been engaged, to the specialty property and casualty insurance business in which it currently is engaged. By mid-1992, with the Company's move of its headquarters from Bloomfield Hills, Michigan, to Omaha, Nebraska, the headquarters of its insurance operations, the reorganization was effectively complete. The Company believes that any comparison of its stock performance to that of comparable companies would require a comparison to property and casualty insurance companies commencing the last half of 1992, and to small capitalization food processor companies for the 1 1/2 year period prior thereto. Thus, stock performance is presented in two graphs, one covering the period of time from July 1, 1992 to December 31, 1995, comparing the performance of the Company's Common Stock to the Value Line Property and Casualty Insurance Group and the Russell 2000. The second graph, covering the period December 31, 1990 through June 30, 1992, compares the performance of the Company's Common Stock with the Value Line Food Processors Small Capitalization Group and the Russell 2000.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
  Acceptance Insurance Companies, Russell 2000 Index and Value Line Insurance:
                                 Prop/Cas Index
                (Performance Results Through December 31, 1995)

                                  Acceptance
                                   Insurance                      Insurance:
      Measurement Period           Companies     Russell 2000     Property/
    (Fiscal Year Covered)            Inc.            Index         Casualty
7/1/92                                                 $100.00
1992                                   $106.94         $118.21         $124.25
1993                                   $134.72         $140.57         $122.92
1994                                   $166.66         $137.78         $123.70
1995                                   $165.27         $176.96         $164.05

Assumes $100 invested at the close of trading 7/1/92 in Acceptance Insurance Companies common stock, Russell 2000 index, and Insurance: Property/Casualty

* Cumulative total return assumes reinvestment of dividends.

                                                     Source: Value Line, Inc.

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
   Acceptance Insurance Companies, Russell 2000 Index and Food Processors:
                                  Small Cap.
                  (Performance Results Through June 30, 1992)

                                  Acceptance
                                   Insurance                     Food Proces-
      Measurement Period           Companies     Russell 2000    sors: Small
    (Fiscal Year Covered)            Inc.            Index           Cap.
1990                                                  $ 100.00
1991                                   $ 66.67        $ 146.05        $ 116.05
6/30/92                                $ 71.28        $ 146.30        $ 104.21

Assumes $100 invested at the close of trading 12/31/90 in Acceptance Insurance Companies common stock, Russell 2000 index, and Food Processors: Small Cap.

* Cumulative total return assumes reinvestment of dividends.

                                                     Source: Value Line, Inc.

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based upon the Company's review of Forms 3, 4 and 5, and amendments thereto, furnished during or with respect to the Company's 1995 fiscal year, and separate written representations, no persons subject to Section 16 of the Securities Exchange Act of 1934 ("Exchange Act") with respect to the Company, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the Company's 1995 fiscal year or prior fiscal years.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Doug T. Valassis, a director of the Company, is the son of George F. Valassis, a principal shareholder of the Company, and is President and Chief Operating Officer and a director of Franklin Enterprises, Inc. ("Franklin"). Franklin is a general partner of Valassis Enterprises, L.P., also a principal shareholder of the Company. Edward W. Elliott, Jr., a director of the Company, is Vice Chairman and Chief Financial Officer and a director of Franklin. Messrs. Doug T. Valassis and Edward W. Elliott, Jr., are co-trustees of an irrevocable family trust ("Valassis Children's Trust") established by George F. Valassis. Under the terms of the governing trust instrument, at any time while Mr. Elliott is co-trustee, he may acquire any and all assets held in the trust by substituting other assets of equivalent value. Doug T. Valassis also is a one-third beneficiaries of the Valassis Children's Trust, and beneficiary of another family trust established by George F. Valassis.


     Mr. McCarthy, a director of the Company, is the Chairman, director and principal shareholder of McCarthy Group, Inc., parent of McCarthy & Co. McCarthy & Co., d/b/a LongView Capital Management, provides asset management services to the Company and received fees of approximately $240,143 in 1995. Such fees are anticipated to be approximately $253,000 in 1996. Effective March 15, 1996, McCarthy Group, Inc., acquired an aggregate of 742,628 shares of the Company's Common Stock in an exchange offer for shares of common stock of McCarthy Group, Inc.

     The Company contracts with Redland & Associates, Inc. and its affiliates to administer health insurance benefits for its employees and to place property and casualty coverage on behalf of the Company whereby Redland & Associates receives commissions from the insurance providers, which totalled $241,000 in 1995. In addition, the Company pays commissions and fees to Redland & Associates in connection with insurance written and loss control activities, which totalled $149,000 in 1995. Redland & Associates reimburses the Company for an allocable share of certain office occupancy expenses, which equalled $192,000 in 1995. Similar fees and compensation are anticipated in 1996. Mr. Nelson, President and Chief Operating Officer, and a director of the Company, is Chairman of the Board and a principal shareholder of Redland & Associates.

     Messrs. Bielfield, Coon and McCarthy are directors, and Mr. Treadwell is Chairman, Chief Executive Officer and director, of Major Realty Corporation, a 33.1% owned subsidiary of the Company.

     By virtue of the foregoing positions, relationships and interests, the persons named above may have an indirect material interest in transactions and business relationships between the Company and its subsidiaries and such persons or their affiliates.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS

     The following table provides information as of April 22, 1996, with respect to beneficial ownership of the Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock.

                                        SOLE OWNERSHIP           SHARED OWNERSHIP           TOTAL OWNERSHIP
                                    -----------------------   -----------------------   -----------------------
              NAME OF               NUMBER OF     PERCENT     NUMBER OF     PERCENT     NUMBER OF     PERCENT
         BENEFICIAL OWNER           SHARES(1)   OF CLASS(2)   SHARES(1)   OF CLASS(2)   SHARES(1)   OF CLASS(2)
- ----------------------------------- ---------   -----------   ---------   -----------   ---------   -----------
Doug T. Valassis(3)................   334,842(4)     2.2%      1,650,818(5)     10.8%    1,985,660       13.0%
George F. Valassis
Valassis Enterprises, L.P.
Franklin Enterprises, Inc.
  1400 N. Woodward Avenue
  Suite 270
  Bloomfield Hills, MI 48304
Oak Value Capital Management,
  Inc.(6).......................... 1,145,393        7.6%             --         --      1,445,393        7.6%
  3100 Tower Blvd., Suite 800
  Durham, NC 27707
FMR Corp.(7).......................       --         --        1,000,000         6.6%    1,000,000        6.6%
  82 Devonshire Street
  Boston, MA 02109-3614
John P. Nelson(8)..................   402,358        2.7%        494,745         3.3%      897,103        5.9%
  Acceptance Insurance Companies
  Inc.
  Suite 600 North
  222 South 15th Street
  Omaha, NE 68102
McCarthy Group, Inc.(9)............   742,628        4.9%         82,018          *        824,646        5.4%
  Suite 450, One Pacific Place
  1125 South 103rd Street
  Omaha, NE 68124

- -------------------------
 *  Less than one percent.

(1) The column sets forth shares of Common Stock which are deemed to be "beneficially owned" pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) For purposes of calculating the percentage of Common Stock beneficially owned by any beneficial owner, but only as to such owner, the shares of Common Stock issuable to such person under stock options or warrants exercisable within 60 days are considered outstanding and added to the shares of Common Stock actually outstanding.

(3) Based upon a Schedule 13D dated December 21, 1995 filed with the Securities and Exchange Commission jointly by George F. Valassis, Doug T. Valassis, Valassis Enterprise, L.P. and Franklin Enterprises, Inc.

(4) George F. Valassis and Doug T. Valassis directly own 325,797 and 4,545 shares of Common Stock, respectively. Doug T. Valassis directly owns immediately exercisable options to purchase 4,500 shares of Common Stock.

(5) Includes 741,320 shares of Common Stock held by Valassis Enterprises, L.P., of which the general partners are George F. Valassis, individually, and Franklin Enterprises, Inc., of which George F. Valassis is the sole shareholder and Chairman of the Board and Doug T. Valassis is the President and Chief Operating Officer; 649,548 shares of Common Stock held pursuant to three trusts for which Doug T.

     Valassis acts as beneficiary and co-trustee; 208,700 shares of Common Stock held by Lindner Growth Fund of which Doug T. Valassis serves as trustee and for which Ryback Management (Doug T. Valassis is Chief Executive Officer of Ryback Management) serves as advisor through Lindner Investments, a Massachusetts Trust; and immediately exercisable warrants to purchase 51,250 shares of Common Stock. Excludes 55,957 shares of Common Stock held by George F. Valassis' spouse, over which he has no voting or dispositive power and as to which he disclaims beneficial ownership.

(6) Based on a Schedule 13G dated January 25, 1996, filed with the Securities and Exchange Commission on behalf of Oak Value Capital Management, Inc., Oak Value Capital Management, Inc. is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940.

(7) Based on Amendment No. 4, dated December 31, 1995, to the statement on
     Schedule 13G, filed with the Securities and Exchange Commission on behalf of FMR Corp. FMR Corp. is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and, because of affiliate relationships, may be considered to share beneficial ownership of the shares of Common Stock with Edward C. Johnson, III, Chairman of FMR Corp., and Fidelity Capital Appreciation Fund.

(8) Includes 117,540 shares of Common Stock held by a family corporation controlled by Mr. Nelson, 3,500 shares of Common Stock held by Mr. Nelson's wife, and 373,705 shares controlled by Mr. Nelson through revocable proxies.

(9) Based on a Schedule 13D dated March 15, 1996, filed with the Securities and Exchange Commission by McCarthy Group, Inc., includes 81,218 shares of Common Stock owned by McCarthy & Co. 401(k) Plan and 800 shares of Common Stock owned by McCarthy & Co. McCarthy & Co. is a wholly owned subsidiary of McCarthy Group, Inc. Michael R. McCarthy, the Chairman, Chief Executive Officer and a director of McCarthy Group, Inc., also currently is a director of the Company and a nominee for director.

MANAGEMENT

     The following table provides information as of April 22, 1995, with respect to beneficial ownership of the Common Stock by each director and named executive officer of the Company, individually, and by all directors and executive officers of the Company as a group.


                                                                              COMMON STOCK
                                                                   -----------------------------------
                                                                     NUMBER OF SHARES       PERCENT OF
                                                                   BENEFICIALLY OWNED(1)     CLASS(2)
                                                                   ---------------------    ----------
Jay A. Bielfield(3).............................................            16,250                *
Kenneth C. Coon(4)..............................................           240,927              1.6%
Edward W. Elliott, Jr.(5).......................................           656,048              4.3%
Richard C. Gibson...............................................           329,083              2.2%
Robert LeBuhn(6)................................................             6,500                *
Michael R. McCarthy(7)..........................................             4,500                *
John P. Nelson(8)...............................................           897,103              5.9%
R. L. Richards(9)...............................................            75,966                *
Bruce W. Slaughter..............................................                --               --
Thomas D. Stamm(10).............................................             7,500                *
David L. Treadwell(11)..........................................             4,700                *
Doug T. Valassis(12)............................................         1,985,660             13.0%
                                                                         ---------             ----
All directors and officers as a group (25 persons)..............         4,238,730             27.9%
                                                                         =========             ====


- -------------------------
  *  Less than one percent.

 (1) The column sets forth shares of Common Stock which are deemed to be "beneficially owned" pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Each of the persons in the table has sole voting and investment power with respect to all shares beneficially owned by him or her, except as described in the following footnotes.

 (2) For purposes of calculating the percentage of Common Stock beneficially owned by any beneficial owner, but only as to such owner, the shares of Common Stock issuable to such person under stock options or warrants exercisable within 60 days are considered outstanding and added to the shares of Common Stock actually outstanding.

 (3) Includes 2,500 shares owned by Mr. Bielfield's spouse and immediately exercisable options to purchase 4,500 shares of Common Stock.

 (4) Includes 1,216 shares of Common Stock owned by Mr. Coon's spouse, 9,631 shares of Common Stock held for Mr. Coon's account by the trustee of the Employee Stock Ownership and Tax Deferred Savings Plan ("KSOP"), 1,717 shares of Common Stock held for Mrs. Coon's account by the trustee of the KSOP, and immediately exercisable options to purchase 118,146 shares of Common Stock.

 (5) Includes 649,548 shares of Common Stock held in various trusts for which the shareholder acts as a beneficiary, co-trustee or both, and immediately exercisable options to purchase 4,500 shares of Common Stock.

 (6) Includes immediately exercisable options to purchase 4,500 shares of Common Stock.

 (7) Includes immediately exercisable options to purchase 4,500 shares of Common Stock.


 (8) See Note (8) under "Security Ownership of Certain Beneficial Owners and Management -- Principal Shareholders."


 (9) Includes 5,125 immediately exercisable warrants and immediately exercisable options to purchase 4,500 shares of Common Stock.

(10) Includes immediately exercisable options to purchase 7,500 shares of Common Stock.

(11) Includes immediately exercisable options to purchase 4,500 shares of Common Stock.

(12) See Note (5) under "Security Ownership of Certain Beneficial Owners and Management -- Principal Shareholders."

                                V. OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any matters to be presented at the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting of Shareholders. However, if other proper matters should come before the Annual Meeting, or any adjournment thereof, the persons named in the enclosed Proxy intend to vote the shares represented by all Proxies held by them in accordance with their best judgment with respect to any such matters.

                         ------------------------------

     Shareholders are urged to complete, sign and date the enclosed Proxy and return it as promptly as possible in the envelope enclosed for that purpose. The Proxy does not affect the right to vote in person at the Annual Meeting.

                                          By Order of the Board of Directors
                                          DONN E. DAVIS Secretary

May 6, 1996

                                                                         ANNEX A

                      ACCEPTANCE INSURANCE COMPANIES INC.

                        1996 INCENTIVE STOCK OPTION PLAN

1. PURPOSE

     The Plan is intended to expand and improve the profitability and prosperity of Acceptance Insurance Companies Inc. (the "Corporation") for the benefit of its Stockholders by permitting the Corporation to grant to its executive officers, key employees and directors Options to purchase shares of the Corporation's Common Stock. These awards are intended to provide additional incentive to such personnel by offering them a greater stake in the Corporation's continued success. The Plan also is intended as a means of reinforcing the commonality of interest between the Corporation's stockholders and its directors, executive officers and other key employees, and as an aid in attracting and retaining directors and key employees of outstanding abilities and specialized skills.

2. DEFINITIONS

     For Plan purposes, except where the context otherwise indicates, the following terms shall have the meanings which follow:

          (a) "Adjourned Date" shall have the meaning set forth in Paragraph
     6(d).

          (b) "Agreement" shall mean a written agreement (including any amendment or supplement thereto) between the Corporation and a Participant which specifies the terms and conditions of an Award granted to such Participant.

          (c) "Award" shall mean a Stock Option granted to a Participant.

          (d) "Beneficiary" shall mean the person or persons who shall receive, if the Participant dies, any Option exercise rights.

          (e) "Board" shall mean the Board of Directors of the Corporation.

          (f) "Change in Control" shall mean the occurrence of any of the following events:

             (i) the acquisition (other than from the Corporation) by any person, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") but excluding for this purpose the Corporation or its subsidiaries or any employee benefit plan of the Corporation or its subsidiaries which acquires "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Corporation) of twenty percent (20%) or more of either the then outstanding shares of Stock or the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally in the election of directors; or

             (ii) individuals who, as of the date hereof, constitute the Board of Directors of the Corporation (the "Board" and as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided that any person becoming a member of the Board subsequent to the date hereof whose election or nomination for election by the Corporation's stockholders (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) was approved by a vote of at least a majority of the directors then comprising the Board shall be, for purposes of this Agreement, considered a member of the Incumbent Board; or

             (iii) approval by the stockholders of the Corporation of either a reorganization, or merger, or consolidation, with respect to which persons who were the stockholders of the Corporation immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated entity's then outstanding voting securities, or a liquidation or dissolution of the Corporation, or the sale of all or substantially all of the assets of the corporation; or

             (iv) any other event or series of events which is determined by a majority of the Incumbent Board to constitute a Change of Control for the purposes of the Plan.

          (g) "Change in Control Price" shall mean the highest price per share paid or offered in any bona fide transaction related to a Change in Control, as determined by the Committee.

          (h) "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

          (i) "Committee" shall mean the Compensation Committee and Stock Option Committee, or such other Committee of the Board, which shall be designated by the Board to administer the Plan. The Committee shall be composed of two or more persons as from time to time are appointed to serve by the Board with respect to awards to employees. Each member of the Committee, while serving as such, shall also be a member of the Board, and shall be a disinterested person within the meaning of Rule 16b-3 of the Exchange Act.

          (j) "Common Stock" shall mean the common stock of the Corporation having a par value of $0.40 per share.

          (k) "Corporation" shall mean Acceptance Insurance Companies Inc., a Delaware corporation.

          (l) "Employee" shall mean any person who is employed on a full time basis by the Corporation or any Subsidiary corporation of the Corporation (including corporations made subsidiaries after the date of the Plan), including a person who is also a member of the Board, and who is compensated, at least in part, on a regular salary basis.

          (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (n) "Exercise Price" shall mean the price for which a Participant may exercise his Stock Option to purchase a stated number of shares of Common Stock, established pursuant to Paragraph 6(a) of the Plan.

          (o) "Fair Market Value" shall mean with respect to any given day, the average of the mean between the highest and lowest reported sales prices on the principal national stock exchange on which the Common Stock is traded, or if such exchange was closed on such day or, if it was open but the Common Stock was not traded on such day, then on the next preceding day that the Common Stock was traded on such exchange, as reported by such responsible reporting service as the Committee may select.

          (p) "Incentive Stock Option" shall mean a Stock Option which is intended to meet and comply with the terms and conditions for an "incentive stock option" as set forth in Section 422 of the Code.

          (q) "Non-Employee Director" shall mean a member of the Board who is not an employee of the Corporation or any Subsidiary.

          (r) "Notice of Exercise" shall mean written notice of exercise of an option, or a portion thereof, delivered to the Corporation at its principal office by registered or certified mail, stating the number of shares of Common Stock with respect to which the option is being exercised and specifying a date, not less than five nor more than fifteen days after the date of such notice, on which the shares will be taken and payment made therefor.

          (s) "Participant" shall mean a Non-Employee Director or Employee who is granted an Award under the Plan.

          (t) "Plan" shall mean the Acceptance Insurance Companies Inc. 1996 Incentive Stock Option Plan as set forth herein and as amended from time to time.

          (u) "Stock Option" or "Option" shall mean a right, including an Incentive Stock Option and a "Nonqualified" Stock Option which does not meet the requirements of Section 422 of the Code, to purchase a stated number of shares of Common Stock subject to such terms and conditions as are set forth in an Agreement and the Plan. Also included in this definition are any other forms of tax "qualified" stock options which may be incorporated and defined in the Code as it may from time to time be amended.

          (v) "Subsidiary Corporation" or "Subsidiary" shall mean any corporation which is a subsidiary corporation of the Corporation as defined in Section 424(f) of the Code.

          (w) "Targeted Traded Price" shall mean an annual (from the date of grant) increase in the trading price of the Common Stock on the New York Stock Exchange or other exchange on which the Common Stock may be traded, or on NASDAQ or similar trading system, of not less than fifteen percent compounded annually from the Option Exercise Price. The Target Traded Price shall be deemed to have been achieved if the closing sale price of the Common Stock shall be at or above the Target Traded Price for twenty days during any forty consecutive trading day period.

3. ADMINISTRATION

          (a) The Committee shall administer the Plan and, accordingly, it shall have full power to grant Awards, construe and interpret the Plan, establish rules and regulations and perform all other acts it believes reasonable and proper, including the authority to delegate responsibilities to others to assist in administering the Plan. At the direction of the Committee, the Secretary shall forthwith send notice of Award to each Participant receiving an Award, in such form as the Committee shall approve, stating the number of shares of Common Stock which are the subject of such Award and the Exercise Price. Attached to such notice shall be a copy of the Plan and an Agreement.

          (b) The determination of those Employees eligible to receive Awards, and the amount, type and timing of each Award shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

          (c) Notwithstanding the foregoing, the Plan shall be administered such that any Non-Employee Director participating in the Plan shall continue to be deemed to be a "disinterested person" under Rule 16b-3 of the Exchange Act, as such Rule is in effect on the effective date of the Plan and as it may be subsequently amended, for purposes of such Director's ability to serve on any committee charged with administering any of the Corporation's stock based plans for executive officers intended to qualify for exemptive relief available under Rule 16b-3.

4. COMMON STOCK LIMITS

     The total number of shares of Common Stock which may be issued on exercise of Stock Options shall not exceed 1,500,000 shares, subject to adjustment in accordance with Paragraph 9 of the Plan. No Participant shall be granted Options which permit the purchase during any twelve-month period of more than 100,000 shares of Common Stock. Shares issued under the Plan may be, in whole or in part, as determined by the Committee, authorized but unissued or reacquired shares of Common Stock. If any Option granted under the Plan shall expire or terminate without having been exercised, the shares subject to such Option shall be available for use under the Plan.

5. ELIGIBILITY FOR PARTICIPATION

          (a) Consistent with Plan objectives, eligibility to become a Participant in the Plan and receive Awards shall be limited to Non-Employee Directors and key Employees.

          (b) No Incentive Stock Option shall be granted to an Employee ineligible at the time to receive such an Option because of owning more than 10% of the Common Stock in accordance with the provisions of Section 422(b)(6) of the Code, unless the Option meets the requirements of Section 422(c)(5).

6. STOCK OPTIONS -- TERMS AND CONDITIONS

     All Stock Options granted under the Plan shall be evidenced by Agreements which shall be subject to applicable provisions of the Plan, and such other provisions as the Committee may adopt, including the following provisions:

          (a) Exercise Price: The Exercise Price per share shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of Award.

          (b) Period: Except as provided in Paragraph 6(f) below, the Committee may establish the term of any Option awarded under the Plan, provided, however, that an Option shall expire no later than ten (10) years from the date of Award.

          (c) Time of Exercise: Subject to the provisions of Paragraph 10 below, the Committee shall establish installment exercise terms in Awards to Employees pursuant to which Options (i) will become exercisable in not less than five equal annual installments, and (ii) will become exercisable at such times only if the trading price for the Common Stock has reached the Target Traded Price. In the event that the Target Traded Price has not been achieved at any annual anniversary date of the Option, then Options otherwise exercisable may, subject to any limitations imposed by the Code, become exercisable at any subsequent annual anniversary date when the Target Traded Price for such subsequent annual anniversary date has been achieved. The Committee, in its discretion, may impose further restrictions on the exercisability of the Options not inconsistent with the provisions of the Plan and the Code.

          (d) Exercise: An Option, or portion thereof, shall be exercised by delivery of a written Notice of Exercise to the Corporation and payment of the full price of the shares being exercised. Payment may be made: (i) in United States dollars in cash or by check, bank draft or money order payable to the order of the Corporation, or (ii) through the delivery of shares of Common Stock which have been held by a Participant for at least six months with a Fair Market Value equal to the Option Price, or (iii) by a combination of both (i) and (ii) above. The Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate. A Participant shall not have any of the rights or privileges of a holder of Common Stock until such time as shares of Common Stock are issued or transferred to the Participant. On the date specified in the Notice of Exercise, or an Adjourned Date, the Corporation shall deliver or cause to be delivered to the Participant exercising such Option a certificate(s) for the number of shares of Common Stock with respect to which the Option is being exercised, against payment therefor. Delivery of such certificate(s) may be made at the principal office of the Corporation or at the office of a transfer agent appointed by the Corporation. In the event of a failure to take up and pay for the number of shares of Common Stock specified in the Notice of Exercise on the date specified therein, or an Adjourned Date, the Option shall become inoperative as to such number of shares, but shall continue with respect to any remaining shares covered by the Option, if such Option remains exercisable. If any law or regulation of the Securities and Exchange Commission or of any other relevant body having jurisdiction, shall require the Corporation or the Participant to take any action in connection with the exercise of any Option, then the date specified in the Notice of Exercise for delivery of the certificate(s) shall be adjourned until the completion of the necessary action ("Adjourned Date").

          (e) Special Rules for Incentive Stock Options: Notwithstanding any other provision of the Plan, in the case of any Incentive Stock Option granted under the Plan, the following provisions will apply:

             (i) To the extent the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant under the Plan or any other plan of the Corporation or any Subsidiary or any corporation which is a parent corporation (as defined in Section 424(e) of the Code) of the Corporation, in any calendar year, exceeds $100,000 (or such other individual employee maximum as may be in effect from time to time under the Code at the time the Incentive Stock Option is awarded) such options shall be deemed to be Nonqualified Stock Options.

             (ii) Any Participant who disposes of shares of Common Stock acquired on the exercise of an Incentive Stock Option by sale or exchange either (A) within two years after the date of the grant of the Option under which the stock was acquired or (B) within one year after the acquisition of such shares shall notify the Corporation of such disposition and of the amount realized upon such disposition.

          (f) Special Rules for Grants to Non-Employee
     Directors: Notwithstanding any other provision of the Plan, grants to Non-Employee Directors shall be made pursuant to the following provisions:

             (i) On the date of the first meeting of the Board after each Annual Meeting of Stockholders of the Corporation occurring during the term of this Plan, each Non-Employee Director shall receive an award of Nonqualified Options to purchase 1,500 shares of Common Stock;

             (ii) All Options granted to Non-Employee Directors pursuant to paragraph (i) shall have an exercise price equal to the Fair Market Value of the Common Stock on the date of grant, a term of ten years, and shall become exercisable, subject to the provisions of the Plan, immediately upon the expiration of such director's then current term as a director.

             (iii) Non-Employee Directors shall not be eligible for any grants under the Plan other than those provided for in paragraph (i) above.

          (g) Proceeds on Exercise: The proceeds of the sale of the Common Stock subject to Option are to be added to the general funds of the Corporation and used for its corporate purposes.

7. TERMINATION OF EMPLOYMENT

          (a) In the event a Participant (other than a Non-Employee Director) shall cease to be employed by the Corporation or any Subsidiary while he is holding one or more Options, each outstanding Option, or any portion thereof, which is exercisable on the date of such termination shall expire at the earlier of the expiration of its term or the following:

             (i) one year, in the case of a "Nonqualified" Stock Option, and three months, in the case of an Incentive Stock Option, after termination for any reason other than death or permanent disability.

             (ii) one year after termination due to disability within the meaning of Section 22(e)(3) of the Code as determined by the Committee; or

             (iii) one year after the Participant's death.

          In the event of death within the up to three month or one year period set forth in clause (i) above, as appropriate, while any portion of the Option remains exercisable, the Committee in its discretion may provide for an extension of the exercise period of up to one year after the Participant's death but not beyond the expiration of the term of the Option.

          (b) For the purposes of this Section, it shall not be considered a termination of employment when a Participant is placed by the Corporation or any Subsidiary on a military or sick leave or such other type of leave of absence which is considered as continuing intact the employment relationship of the Participant under applicable provisions of the Code. In the case of such leave of absence the employment relationship shall be continued until the later of the date when such leave equals ninety (90) days or the date when the Participant's right to reemployment with the Corporation or such Subsidiary shall no longer be guaranteed either by statute or contract.

     Unless otherwise determined by the Committee, any portion of an Option held by a Participant (other than a Non-Employee Director) that is not exercisable on the date such Participant's employment terminates shall expire as of such termination date.

8. TERMINATION OF SERVICE AS DIRECTOR

          (a) In the event a Director shall cease to serve as a Director of the Corporation while he or she is holding one or more Options, each outstanding Option which is exercisable as of the date of such termination shall expire at the earlier of the expiration of its term or the following:

             (i) one year after termination of service due to retirement under a mandatory retirement policy of the Board as may be in effect on the date of such termination of service;

             (ii) one year after termination of service due to disability within the meaning of Section 22(e)(3) of the Code;

             (iii) one year after termination of service due to the Director's death; or

             (iv) three months after the date service terminates for any other reason.

          (b) Any Options which have not become exercisable as of the date a Director ceases to serve as a Director of the Corporation shall terminate as of such date.

9. ADJUSTMENTS

     In the event that the Corporation shall effect a stock dividend, stock split or other subdivision, recapitalization, reorganization, merger, consolidation or change in the shares of Common Stock, spin-off or other similar event which affects the Common Stock, then, subject to the provisions of Paragraph 10 hereof, the Committee shall make such adjustment in the number or kind of shares which may be awarded under the Plan or in the number or kind of shares covered by any outstanding Options, and/or in such Option's Exercise Price, as shall equitably be required to maintain rights of Participants under Options held by them.

10. CHANGE IN CONTROL

          (a) Accelerated Vesting and Payment. Subject to the provisions of Paragraph 10(b) below, in the event of a Change in Control, each Option (including an Option held by a Non-Employee Director) whether or not currently exercisable shall promptly be canceled in exchange for a payment in cash of an amount equal to the excess of the Change of Control Price over the Exercise Price for such Option.

          (b) Alternative Awards. Notwithstanding Paragraph 10(a), no cancellation and cash settlement shall occur with respect to any Award or class of Awards if the Committee reasonably determines in good faith prior to the occurrence of a Change of Control that such Award or class of Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award") by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change of Control, provided that any such Alternative Award must:

             (i) be based on stock which is traded on an established securities market, or which will be so traded within 60 days following the Change of Control;

             (ii) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under such Award;

             (iii) have substantially equivalent economic value to such Award (determined by the Committee as constituted immediately prior to the Change in Control, in its sole discretion, promptly after a Change in Control); and

             (iv) have terms and conditions which provide that following a Change of Control, any conditions on a Participant's rights under, or any restrictions or conditions on transfer or exercisability applicable to each such Award, shall be waived or lapse as the case may be.

11. AMENDMENT AND TERMINATION OF PLAN

          (a) The Board, without further approval of the Stockholders, may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as the Board may deem appropriate and in the best interests of the Corporation; provided, however, that no such amendment shall be made, without approval of the Stockholders, which would:

             (i) materially modify the eligibility requirements for Participants;

             (ii) increase the total number of shares of Common Stock which may be issued pursuant to Stock Options, except as is provided for in accordance with Paragraph 9 under the Plan;

             (iii) decrease the minimum Exercise Price per share, except as permitted under Paragraph 9;

             (iv) extend the period for granting Stock Options;

             (v) extend the termination date of the Plan; or

             (vi) otherwise materially increase the benefits accruing to Participants under the Plan.

          (b) No amendment may be made to Paragraph 6(f) or any other provision of the Plan relating to Options granted to or held by Non-Employee Directors within six months of the last date on which any such provision was amended, other than to comport with changes in the Code or rules thereunder.

          (c) No amendment, suspension or termination of this Plan shall, without the Participant's consent, alter or impair any of the rights or obligations under any Award theretofore granted to her or him under the Plan.

          (d) The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Stock Options meeting the requirements of the code and any future amendments or issued regulations, if any, to the Code.

12. UNFUNDED PLAN

     The Plan, insofar as it provides for payments, shall be unfunded and the Corporation shall not be required to segregate any assets which may at any time be subject to Awards under the Plan. Any liability of the Corporation to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations which may be created by Agreements reflecting grants or Awards under this Plan.

13. MISCELLANEOUS PROVISIONS

          (a) Rights to Continued Employment: No person shall have any claim or right to be granted an Award under the Plan, and the grant of an Award under the Plan shall not be construed as giving any Participant the right to be retained in the employ of the Corporation or any Subsidiary corporation of the Corporation and the Corporation expressly reserves the right at any time to dismiss a Participant with or without cause, free from any liability, or any claim under the Plan, except as provided herein or in an Agreement.

          (b) Rights to Serve as a Director: This Plan shall not impose any obligation on the Corporation to retain any individual as a Non-Employee Director nor shall it impose any obligation on the part of any Non-Employee Director to remain as a director of the Corporation, provided that each Non-Employee Director by accepting each award under the Plan shall represent to the Corporation that it is his good faith intention to continue to serve as a director of the Corporation until its next annual meeting of stockholders and that he agrees to do so unless a change in circumstances arises.

          (c) No Obligation to Exercise Option: The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

          (d) Who Shall Exercise: During a Participant's lifetime, Options may be exercised only by the Participant except as provided by the Plan or as otherwise specified by the Committee in the case of Options which are not Incentive Stock Options.

          (e) Non-Transferability: Except by will or the laws of descent and distribution, no right or interest of any Participant in the Plan or in any Award shall be assignable or transferable and no right or interest of any Participant shall be liable for, or subject to, any lien, obligation or liability of such Participant.

          (f) Withholding Taxes: With respect to Nonqualified Stock Options, the Corporation may require a payment to cover applicable withholding for income and employment taxes in the event of the exercise of a Stock Option. At any time when a Participant is required to pay to the Corporation an amount required to be withheld under applicable income tax laws in connection with the exercise of a Stock Option, the Participant may satisfy this obligation in whole or in part by electing (the "Election") to have the Corporation withhold shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be equal to the Fair Market Value of the Common Stock, as determined on the date that the amount of tax to be withheld shall be determined (the "Tax Date"). Each Election must be made prior to the Tax Date pursuant to such rules as the Committee shall establish. The Committee may disapprove of any Election or may suspend or terminate the right to make Elections. An Election is irrevocable.

          (g) Plan Expenses: Any expenses of administering this Plan shall be borne by the Corporation.

          (h) Legal Considerations: The granting of Stock Options under the Plan and the obligation of the Corporation to issue, or transfer and deliver shares for Stock Options exercised under the Plan shall be subject to all applicable laws, regulations, rules and orders which shall then be in effect. The Corporation shall not be required to issue shares of Common Stock under the Plan until all applicable legal, listing or registration requirements, as determined by legal counsel, have been satisfied, including, if necessary, appropriate written representations from Participants.

          (i) Other Plans: Nothing contained herein shall prevent the Corporation from establishing other incentive and benefit plans in which Participants in the Plan may also participate.

          (j) No Warranty of Tax Effect: Except as may be contained in any Agreement, no opinion shall be deemed to be expressed or warranties made as to the effect for foreign, federal, state or local tax purposes of any Awards.

          (k) Construction of Plan: The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined in accordance with the laws of the State of Delaware.

          (l) Compliance with Rule 16b-3: With respect to persons subject to
     Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to comply, it shall be deemed null and void, to the extent permitted by applicable law and deemed advisable by the Committee.

14. STOCKHOLDER APPROVAL AND EFFECTIVE DATES

     This Plan shall become operative and in effect on such date as it shall be approved by the stockholders of the Corporation. No Option shall be granted hereunder after the expiration of ten years following the date of approval of the Plan by the Stockholders.

                     ACCEPTANCE INSURANCE COMPANIES INC.

                        ANNUAL MEETING OF SHAREHOLDERS

                                 MAY 30, 1996

P The undersigned, a shareholder of Acceptance Insurance Companies Inc. (the "Company"), hereby appoints Kenneth C. Coon and Donn E. Davis, and
R each of them, attorneys, agents and proxies, with full power of substitutions to each, for and in the name of the undersigned to vote,
O as designated below, all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of
X Shareholders of the Company to be held at the Marriott Hotel, 10220 Regency Circle, Omaha, Nebraska, on May 30, 1996, at 10:00 a.m., Local
Y       Time, and at any adjournments thereof.


                                                                                     (change of address)

        ELECTION OF DIRECTORS, Nominees:
                                                                                -------------------------------
        Jay A. Bielfield, Kenneth C. Coon, Edward W. Elliott, Jr.,
                                                                                -------------------------------
        Robert LeBuhn, Michael R. McCarthy, John P. Nelson,
                                                                                -------------------------------
        R.L. Richards, David L. Treadwell, Doug T. Valassis
                                                                                -------------------------------
                                                                                (If you have written in the above space, please
                                                                                mark the corresponding box on the reverse side
                                                                                of this card.)


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                             [SEE REVERSE SIDE]


/X/ PLEASE MARK YOUR
    VOTES AS IN THIS                                                   SHARES IN YOUR NAME
    EXAMPLE.

                   FOR  WITHHELD                  FOR  AGAINST ABSTAIN
1. Election of     / /    / /  2. Approval of     / /    / /    / /     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
   Directors                      1996 Incentive                      AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
   (see reverse)                  Stock Option                        DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO
                                  Plan                                DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION
                                                                      OF THE NOMINEES FOR DIRECTORS NAMED HEREIN AND FOR ALL OTHER
For, except vote withheld from 3. Ratification of / /   / /    / /    PROPOSALS SUBMITTED TO THE SHAREHOLDERS IN THIS PROXY. THE
the following nominee(s):         appointment of                      BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
                                  Deloitte & Touche                   ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR ALL OTHER
- -------------------------------   LLP as the Company's                PROPOSALS SUBMITTED TO THE SHAREHOLDERS IN THIS PROXY.  IN
                                  Principal Independent               THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON
                                  Public Accountants                  SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING,
                                                                      INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF
                                          Change   / /                DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT IS
                                             of                       UNABLE TO SERVE, OR, FOR GOOD CAUSE, WILL NOT SERVE.
                                          Address
                                                                        The undersigned acknowledges receipt of the Notice of Annual
                                           Attend  / /                Meeting of Shareholders and the Proxy Statement dated May 6,
                                          Meeting                     1996 and ratifies all that the proxies or any of them or
                                                                      their substitutes may lawfully do or cause to be done by
                                                                      virtue hereof and revokes all former proxies.


                                                                                    PLEASE MARK, SIGN, DATE AND
SIGNATURE(S)                                   DATE                            RETURN THIS PROXY CARD PROMPTLY USING
            -----------------------------------     --------------              THE ENCLOSED ENVELOPE. SHAREHOLDERS
                                                                               SHOULD NOT SEND ANY STOCK CERTIFICATES
SIGNATURE(S)                                   DATE                                   WITH THEIR PROXY CARDS.
            -----------------------------------     --------------
                  Joint Owner, if any


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.